LOAN AGREEMENT

This Loan Agreement is made as of August 6, 2008 and is

Between:

PREMIER FINANCIAL AND MARKETING CO. LTD., a Hong Kong company

(the “Lender”)

And:

BIOSHAFT WATER TECHNOLOGY, INC., a US company

(the “Borrower”)

BACKGROUND

A.	The Borrower requires working capital to fund its ongoing business operations.
B.	The Lender has offered to advance funds to the Borrower on the terms and conditions as more particularly set out in herein.

Now therefore witnesseth that in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

1.	Definitions and Interpretation
1.1	Definitions. In this Agreement the following words and phrases shall have the following meanings:
(a)

“Applicable Law” means, at any time, with respect to any Person, property, transaction or event, all applicable laws, statutes, regulations, treaties, judgments and decrees and (insofar as they have the force of law) all applicable official directives, rules, consents, approvals, by-laws, permits, authorizations, guidelines, orders and policies of any Governmental Authority or Persons having authority over any of the parties hereto.

(b)	“Closing” has the meaning ascribed thereto in Section 5.1
(c)	“Event of Default” means any of the events of default described in Section 8.1.

(d)

“Future Financing” means any financing undertaken by the Borrower after the advance of the Loan whether such financing is effected by way of a public offering of securities by the Borrower, debt, equity, convertible debt or otherwise.

(e)

“Governmental Authority” means any nation or government, any province, state, municipality, local or other political subdivision thereof and any agency, instrumentality or other entity thereof exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(f)	“GSA” has the meaning ascribed thereto in Section 3.1.
(g)	“Intellectual Property” of the Borrower means:
(i)	inventions, discoveries, methods, letters patent, applications for letters patent, renewals, reissues, extensions, divisions, continuations and continuations-in-part;
(ii)	trademarks and service marks (and the goodwill pertaining thereto), tradenames or corporate names and any application, registration, or renewal pertaining thereto;
(iii)

copyright in works, including, but not limited to, computer software, documentation, source code, object code and all registrations and recordals thereof and any programmable media, paper or other media on which such works are fixed;

(iv)	industrial designs, integrated circuit topographies and any registration thereof;
(v)	trade secrets, including know-how, ideas, plans, algorithms, hardware, firmware and architectures, whether in written, graphic or oral form;
(vi)	any future developments or improvements relating to intellectual and industrial property set out in (i) to (vi) above;
(vii)	the right to take action for any infringement of rights in intellectual and industrial property prior to execution of this Agreement; and
(viii)

any option or right to make, use, sell, copy, modify, distribute, have made, create derivative works from or sublicence any intellectual or industrial property, including, without limitation, all rights acquired under any Licence Agreement in the United States and all other countries worldwide.

(h)	“Interest” has the meaning ascribed thereto in Section 2.2.
(i)	“Interest Rate” means the rate of 15% per annum calculated and compounded monthly, both before and after maturity and default.
(j)

“Licence Agreements” means all agreements pursuant to which the Borrower has obtained rights or an option to acquire rights or has granted to a Person rights or an option to acquire rights to use any Intellectual Property owned by a Person or the Borrower, respectively.

(k)	“Loan” means the Principal and Interest owing by the Borrower to the Lender in accordance with this Agreement.
(l)	“Permitted Encumbrances” means:
(i)

inchoate or statutory priorities, liens or trust claims for taxes, assessments and other governmental charges or levies which are not delinquent or the validity of which are currently being contested in good faith by appropriate proceedings provided that there shall have been set aside a reserve to the extent required by generally accepted accounting principles in an amount which is reasonably adequate with respect thereto;

(ii)

the right reserved to, or vested in, any municipality or Governmental Authority by the terms of any lease, license, franchise, grant, or permit, or by any statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition of the continuance thereof;

(iii)

inchoate or statutory liens of contractors, subcontractors, mechanics, suppliers, material men and others in respect of construction, maintenance, repair or operation of assets or properties, or other like possessory liens and public utility liens provided the amounts owed in respect of the same are not delinquent, or such liens are being contested by the Borrower in good faith by appropriate and timely proceedings;

(iv)

security given to a public utility or other Governmental Authority or other public authority when required by such utility or Governmental Authority in connection with the operations of the Borrower in the ordinary course of business;

(v)

title defects or easements, rights-of-way, servitudes or other similar rights in land (including, without limiting the generality of the foregoing, rights-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other persons which are of a minor nature and in the aggregate will not materially impair the value or use of the property for the purposes for which it is held, and;

(vi)	the GSA.
(m)

“Person” includes an individual, a partnership, a joint venture, a trust, an unincorporated organization, a company, a corporation, an association, a government or any department or agency thereof and any other incorporated or unincorporated entity.

(n)	“Principal” has the meaning ascribed thereto in Section 2.1.
(o)	“Promissory Note” has the meaning ascribed thereto in Section 2.7.
(p)

“Security Interest” includes a mortgage, charge, floating charge, pledge, hypothec, assignment, lien, encumbrance, conditional sale agreement or other title retention agreement, subordination trust or other security interest or arrangement of any kind or character intended to create a security interest in substance regardless of whether the person creating the interest retains an equity of redemption, and any agreement to provide or enter into at any time or on the happening of any event such a security interest or arrangement.

(q)

“Tax” and “Taxes” include all present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalties, interest and other payments on or in respect thereof.

1.2

Captions and Section Numbers. The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3

Extended Meanings. The words “hereof”, “herein”, “hereunder” and similar expressions used in any clause, paragraph or section of this Agreement shall relate to the whole of this Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

1.4

Number and Gender. Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed to mean the plural or feminine or body corporate where the context of this Agreement or the parties hereto so require.

1.5	Section References and Schedules. Any reference to a particular “article”, “section”, “subsection” or other subdivision is to the particular article, section or other subdivision of this Agreement and any reference to a schedule by letter shall mean the appropriate schedule attached to this Agreement and by such reference the appropriate schedule is incorporated into and made part of this Agreement.

1.6

Governing Law. This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the State of California and all disputes arising under this Agreement shall be referred to the Courts of the State of California.

1.7

Severability of Clauses. In the event that any provision of this Agreement or any part thereof is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.8	Currency. All sums of money to be paid or calculated pursuant to this Agreement shall be paid or calculated in currency of United Sates of America unless otherwise expressly stated.
2.	Loan
2.1

Amount and purpose of Loan. In reliance upon the representations and warranties contained herein and subject to the terms and conditions of this Agreement, the Lender will lend to the Borrower the principal sum of $500,000 (the “Principal”). The entire amount of the Principal is to be used for general working capital.

2.2	Interest. The Principal will bear interest (the “Interest”) at the Interest Rate.
2.3	Repayment of the Loan. The Loan shall be repayable as follows:
(a)	Interest shall be payable monthly in arrears on the last business day of each month, commencing August 31, 2008 until the Principal Amount is paid in full.
(b)	The Principal and all accrued and unpaid Interest shall be due and be paid in full on August 6, 2009.
(c)	The Principal may be prepaid in whole or in part at any time without notice, bonus or penalty, together with all Interest accrued and unpaid to the date of such prepayment.
2.4

Accelerated Payment on an Event of Default. Notwithstanding anything else to the contrary herein contained, upon an Event of Default, at the option of the Lender, the Loan shall become due and payable in full.

2.5	Prepayment from Future Financing. Notwithstanding anything else to the contrary herein contained, upon a Future Financing, at the option of the Lender,

some or all of the net proceeds from such Future Financing shall be applied to repayment of the Loan.

2.6	Application of Payments. Unless otherwise provided herein all payments received by the Lender on account of the Loan shall be applied firstly to Interest and secondly to the Principal.
2.7	Promissory Note. The Loan shall be evidenced by a promissory note (the “Promissory Note”) from the Borrower to the Lender in the form attached hereto as Schedule A.
3.	Security
3.1

Collateral. As general and continuing security for payment of the Loan and for the performance of the obligations and covenants of the Borrower herein contained and for the payment, performance and satisfaction of all and every indebtedness, liability, and obligation of the Borrower to the Lender, the Borrower shall enter into a general security agreement (the “GSA”) with the Lender in the form attached hereto as Schedule B and the Security Interest created by the GSA shall be a first charge on the assets charged thereby.

4.	Additional Consideration
4.1	Structuring Fee. The Borrower shall pay the Lender a structuring fee of 3% of the Principal, to be deducted from the Principal on Closing.
5.	Closing/Conditions Precedent to Closing
5.1

Closing. The transaction contemplated by this Agreement and the advance by the Lender of the Loan shall complete (the “Closing”) on or before August 6, 2008 or such other date as the Lender and the Borrower may agree.

5.2

Conditions Precedent for the Benefit of the Lender. The obligation of the Lender to complete the transactions contemplated by this Agreement and to advance the Loan are subject to the satisfaction of, or compliance with, at or before the Closing, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Lender and may be waived by it in whole or in part):

(a)	Due Diligence Review. The Lender shall be satisfied, in its sole discretion, with its due diligence review of the Borrower.
(b)

Truth of Representations and Warranties. The representations and warranties of the Borrower contained in this Agreement will be true and correct on and as of the Closing as though made at and as of the Closing and the Borrower will deliver to the Lender a certificate of a senior officer of the Borrower to that effect.

(c)

Covenants and Agreements. The Borrower will have complied with all covenants and agreements in this Agreement agreed to be performed or caused to be performed by the Borrower on or before the Closing and the Borrower will deliver to the Lender a certificate of a senior officer of the Borrower to that effect.

(d)

Loss of Assets. No material loss or destruction of or damage to any of the Borrower’s assets will have occurred between the date of this Agreement and the Closing and the Borrower will deliver to the Lender a certificate of a senior officer of the Borrower to that effect.

(e)	No Actions or Proceedings. No action or proceeding against the Borrower will be pending or threatened by any Person to enjoin or prohibit:
(i)	the transactions contemplated by this Agreement; or
(ii)	the right of the Borrower to conduct its operations and carry on its business in the ordinary course as they have been conducted and carried on in the past.
(f)	Documents. The Borrower will have delivered to the Lender the Promissory Note and the GSA.
6.	Representations and Warranties
6.1

Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender as follows, with the intent that the Lender will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby:

(a)

Due Incorporation. The Borrower is a company duly incorporated, organized and validly subsisting under the laws of the United States of America and the State of California. The Borrower has all necessary corporate power and authority to own its properties and assets and to carry on business as now conducted and is duly licensed or registered or otherwise qualified to carry on business in all jurisdictions wherein the nature of its assets or the business transacted makes such licensing, registration or qualification necessary, including, without limitation, the State of California, except where failure to do so would not have a material adverse effect on such assets or the ability of the Borrower to perform its obligations hereunder.

(b)

Power. The Borrower has full corporate power and capacity to enter into, deliver and perform its obligations under this Agreement, the Promissory Note, the GSA and all other instruments contemplated hereunder.

(c)

Due Authorization and No Conflict. The execution, delivery and performance by the Borrower of this Agreement, the Promissory Note, the GSA and all other instruments contemplated hereunder and the consummation of the transactions contemplated hereby and thereby:

(i)	have been duly authorized by all necessary corporate action;
(ii)

do not and will not conflict with, result in any breach or violation of, or constitute a default under (A) the constating documents or by-laws of the Borrower, (B) any Applicable Laws, determination or award presently in effect and applicable to the Borrower, or (C) of any commitment, agreement or any other instrument to which the Borrower is now a party or is otherwise bound;

(iii)	do not (except for the GSA) result in or require the creation of any Security Interest upon or with respect to any of the properties or assets of the Borrower; and
(iv)

do not require the consent or approval (other than those consents or approvals already obtained and copies of which have been delivered to the Lender) of, or registration or filing with, any other party or any Governmental Authority having jurisdiction except for filings in connection with the perfection of the security interests created by the GSA, the approval of the Exchange to the issuance of the Shares or filings with securities regulatory authorities in connection with the issuance of the Shares.

(d)

Valid and Enforceable Obligations. This Agreement, the Promissory Note, the GSA and all other instruments contemplated hereunder to which the Borrower is a party, are, or when executed and delivered to the Lender will be, legal, valid and binding obligations of the Borrower enforceable by the Lender in accordance with their respective terms, subject only to bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws generally affecting the enforcement of creditors’ rights, to the general principles of equity and to the fact that equitable remedies (such as specific performance and injunction) are discretionary remedies.

(e)	Title. Subject only to Permitted Encumbrances, the Borrower has good and marketable title to its real and personal property, free and clear of all Security Interests.
(f)

Validity and Priority of Security. Subject only to Permitted Encumbrances, the GSA will create a valid first registered, charge, lien and Security Interest on the personal property and assets of the Borrower, including Intellectual Property.

(g)

No Actions. There are no actions, suits, proceedings, inquiries or investigations existing or, to the knowledge of the Borrower, pending, threatened or affecting the Borrower in any court or before or by any federal, provincial or municipal or other governmental department, commission, board, tribunal, bureau or agency, domestic or foreign.

(h)

No Material Adverse Effect or Event of Default. No event has occurred and is continuing, and no circumstance exists which has not been waived, and which constitutes an Event of Default hereunder or a default or event of default in respect of any commitment, agreement or any other instrument to which the Borrower is now a party or is otherwise bound, entitling any other party thereto to accelerate the maturity of amounts of principal owing thereunder, or terminate any such commitment, agreement or instrument.

(i)

Compliance with Law. The Borrower is not in violation of any terms of its constating documents or by-laws or of any law, regulation, rule, order, judgment, writ, injunction, decree, determination or award presently in effect and applicable to it.

(j)	Subsidiaries. The Borrower does not own any shares or voting securities of any Person and has no subsidiaries.
(k)

Taxes. The Borrower has filed all foreign, federal, state and local tax returns which are required to be filed and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Borrower except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower in respect of any Taxes or other governmental charges are adequate.

(l)	Intellectual Property.
(i)

The Borrower solely owns or licenses pursuant to a Licence Agreement all Intellectual Property, necessary for the conduct in all material respects of its business as now conducted without any conflict known to the Borrower with the rights of others, and in each case free from any Security Interest except for Permitted Encumbrances and the GSA. All Intellectual Property is new and original. No Intellectual Property has been dedicated to the public.

(ii)

Any Intellectual Property that is not owned by the Borrower is used with the consent of or licence from the rightful owner through Licence Agreements; such Licence Agreements are valid and subsisting and in good standing and there are no defaults thereunder by the Borrower or, if applicable, its subsidiaries. The

Borrower has all rights necessary to use the Intellectual Property described in the Licence Agreements to which it is a party, free from any Security Interest, except for Permitted Encumbrances and the GSA.

(m)

Supplier and Trade Relations. There is not any actual or, to the best of the Borrower’s knowledge and belief, threatened termination or cancellation of, or any material adverse change in, the business relationship between the Borrower and any supplier material to the operations of the Borrower.

(n)

Labour Matters. To the best of the Borrower’s knowledge, there are no strikes or other labour disputes against the Borrower that are pending or threatened. The Borrower does not have any obligation under any collective bargaining agreement nor, to the best of the Borrower’s knowledge, is there any organizing activity involving the Borrower by any labour union or group of employees. All employee and employer contributions under any pension plan operated by the Borrower have been made and the fund or funds established under such plans are funded in accordance with applicable regulatory requirements and there exists no going concern unfunded liabilities or solvency deficiencies thereunder.

(o)

Accuracy of Information. All factual information previously or contemporaneously furnished to the Lender by or on behalf of the Borrower in writing for purposes of or in connection with this Agreement or any transaction contemplated hereby, including, without limitation, any financial statement, budget, balance sheet or business plan, is true and accurate in every material respect and such information is not incomplete by the omission of any material fact necessary to make such information not misleading.

(p)	Solvency. The Borrower is solvent and is generally able to pay its debts as they become due and will be able to do so after giving effect to the transactions contemplated in this Agreement.
(q)	Guarantees. The Borrower has not guaranteed the obligations of any Person in respect of indebtedness for borrowed money.
(r)

Amount of Accounts. The amount represented by the Borrower to the Lender from time to time as owing by each account debtor or by all account debtors in respect of the accounts will at such time be the correct amount so owing by such account debtor or debtors and, unless disclosed in writing by the Borrower to the Lender at that time, will to the best of the Borrower’s knowledge be owed free of any dispute, set-off or counterclaim.

(s)

No Required Disposition. There is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which the Borrower would be required to sell or otherwise dispose of any of its personal property, including, without limitation, Intellectual Property.

(t)	Predecessor Names and Trade Names. Since the date of its incorporation, the Borrower has not used nor does it now use any name other than its current corporate name.
(u)

No Consumer Goods. The Borrower does not own any consumer goods which are material in value or which are material to the business, operations, property, condition or prospects (financial or otherwise) of the Borrower.

(v)	Lease Payments. The Borrower is not in material default under any lease of real or personal property to which it is a party and has made all payments required under the terms of any such lease.
(w)	Partnership. The Borrower is not in partnership with any Person nor is the Borrower and any of its subsidiaries a participant in any joint venture.
(x)

Disclosure Documents – The forms, reports, news releases, financial statements, annual information forms and other documents filed by the Borrower on EDGAR, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(y)

Compliance with Securities Laws. The Borrower is in compliance in all material respects with the provisions and requirements of all applicable securities laws, stock exchanges, securities commissions, regulations, rules and requirements of any jurisdiction having authority in relation to the Borrower, including, without limitation, the completion on a proper and timely basis of all necessary filings and reports under any and all such securities laws, regulations, rules and requirements.

(z)

Disclosure. No representation or warranty made by the Borrower in this Agreement or in the GSA contains any untrue statement of a fact or omits to state a material fact necessary in order to make the statements contained therein, taken as a whole, not misleading in light of the circumstances in which they are made.

6.2	Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Borrower as follows:

(a)	The Lender is a company duly incorporated and validly subsisting under the laws of Hong Kong and is in good standing with respect to the filing of annual returns.
(b)

The execution and delivery of this Agreement and the completion of the transactions contemplated hereby by the Lender have been duly and validly authorized by all necessary corporate action on the part of the Lender.

(c)	The Lender is a resident of Hong Kong.
(d)	The Lender was not created or established, nor is the Lender being used, primarily to permit purchases without a prospectus.
(e)

The Lender is not acquiring the Shares through or as a result of, and the distribution of the Shares is not being accompanied by, any advertisement of the Shares in printed public media, radio, television or telecommunications, including electronic display.

(f)

The representations and warranties of the Lender as contained herein may be relied upon by the Borrower and by Borrower’s counsel in connection with the delivery of the opinion referred to in Section 5.2(i) hereof.

6.3

Survival of Representations and Warranties. The representations and warranties contained in Section 6.1 shall survive the execution and delivery of this Agreement and the advance of the Loan, regardless of any investigation or examination made by the Lender or its counsel, and shall continue in full force and effect. The Lender shall be deemed to have relied upon each of such representations and warranties in making the Loan. The representations and warranties contained in Section 6.2 shall survive the execution and delivery of this Agreement and the advance of the Loan, regardless of any investigation or examination made by the Borrower or its counsel, and shall continue in full force and effect. The Borrower shall be deemed to have relied upon each of the Lender’s representations and warranties in issuing the Shares to the Lender.

7.	Covenants
7.1	Covenants of the Borrower. So long as any portion of the Loan is outstanding, the Borrower hereby covenants and agrees with the Lender as follows:
(a)	to pay the Loan in accordance with the provisions of this Agreement;
(b)

to deliver to the Lender following the end of each fiscal period of the Borrower through the currency of this Agreement a true and complete copy of the financial statements of the Borrower required by law to be prepared and delivered to the Borrower’s shareholders together with any interim financial statements of the Borrower that the Lender may reasonably require;

(c)

to promptly notify the Lender of any condition or event which constitutes a default or an Event of Default and promptly notify the Lender of any material adverse change in the Borrower’s financial condition;

(d)

to promptly notify the Lender of any litigation or any proceeding before any court or Governmental Authority which, if adversely determined against the Borrower, would materially adversely affect the Borrower’s financial condition, affairs or operations;

(e)	to comply at all times with all Applicable Laws;
(f)

to pay and discharge all taxes and other governmental charges and all contractual obligations calling for the payment of money before it shall become overdue unless and to the extend only that payment is being contested in good faith;

(g)

to maintain insurance coverage satisfactory to the Lender on its physical assets and against other business risks in amounts and of types as are customarily carried by companies conducting a similar business, and, in the event of acquisition of additional property, real or personal or of incurrence of additional risks of any nature, increase insurance coverage in a manner and to the extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property in which the Lender has a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to third parties, all insurance policies shall provide that the loss payable thereunder shall be payable to the Lender as its interest may appear, and all policies or copies, including all endorsements and those required under this Agreement shall be deposited with the Lender;

(h)

the Lender and its authorized servants and agents shall be entitled, whenever the Lender deems it necessary, acting reasonably, to enter upon the offices of the Borrower and inspect the books and records thereof and make extracts therefrom and generally conduct such examination of such books and records as the Lender deems appropriate;

(i)

if the Borrower fails to perform any covenant set out in this Agreement, the Lender may, at its discretion, but need not, perform any such covenant capable of being performed by it and may, in the Lender’s discretion, but need not, make any payments or incur expenditures for such purpose, but no such performance of payment shall be deemed to relieve the Borrower from any default under this Agreement; if the Lender performs any such covenant or incurs any such expenditures, all costs incurred by the Lender in connection therewith shall be added to the Principal and shall bear interest;

(j)	the Borrower shall not commit any Event of Default; and
(k)	without the prior written approval of the Lender, such approval not to be unreasonably withheld, the Borrower shall not:
(i)	make loans to, provide security for, make investments in, insure or provide guarantees on behalf of any Person;
(ii)	declare or pay dividends until the Loan is repaid;
(iii)	repurchase or retire any capital stock of the Borrower;
(iv)	dispose of all or substantially all of its assets out of the ordinary course of business; and
(v)	amalgamate or merge or effect an arrangement with any other corporation or Person or enter into an Agreement to do any of the foregoing.
8.	Default
8.1	Events of Default. For the purposes of this Agreement, the following events shall constitute events of default:
(a)	If the Borrower fails to make any payment when due hereunder;
(b)

if the Borrower shall make default in the observance or performance of something required to be done or some covenant or condition required to be observed or performed in this Agreement (other than as contemplated in (a) above) and such default continues for a period of 30 days following the date upon which written notice of default is given to the Borrower by the Lender;

(c)

if any representation or warranty herein given by the Borrower or any director or officer thereof is untrue and continues to be untrue for a period of 30 days following the date upon which written notice of default is given to the Borrower by the Lender;

(d)	if the Borrower is in default under the GSA;
(e)	if an order is made or a resolution is passed for the winding-up of the Borrower, or if a petition shall be filed for the winding–up of the Borrower;

(f)	if a receiver, receiver-manager, trustee, custodian, liquidator or similar agent is appointed for the Borrower or for any of the Borrower’s property;
(g)

if any execution, sequestration, extent or any other process of any Court shall become enforceable against the Borrower or if a distress or analogous process shall be levied upon the property of the Borrower; and

(h)	if the Borrower shall cease or threaten to ceased to carry on its business.
8.2

Waiver. The Lender may at any time waive any Event of Default which may have occurred, provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights or remedies resulting therefrom. No such waiver shall be effective unless given by the Lender in writing.

8.3

Remedies Cumulative. For greater certainty, the rights and remedies of the Lender under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law; and any single or partial exercise by the Lender of any right or remedy for an Event of Default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which the Lender may be lawfully entitled for the same default or breach, and any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained and any indulgence granted by the Lender shall not be deemed to be a waiver of that or any subsequent default.

9.	General Provisions
9.1

Notices. All Notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed postage prepaid addressed as follows:

To the Lender:

Premier Financial and Marketing Co. Ltd.

Rm 805 Tower 2 Lippo Centre

89 Queensway

Hong Kong

To the Borrower:

Bioshaft Water Technology, Inc.

Suite 201 – 184 Technology Dr.

Irvine, CA

92618

or to such other address as may be given in writing by the parties and shall be deemed to have been received, if delivered by hand, on the date of delivery and if mailed as aforesaid to the addresses set out above then on the fifth business day following the posting thereof provided that if there shall be between the time of mailing and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the deliver of the notice by the mails, then the notice shall only be effective if actually delivered.

9.2	Costs. All of the Lender’s costs of making and enforcing the Loan including without limitation, legal fees and expenses, shall be the responsibility of the Borrower.
9.3	Time of Essence. Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.
9.4	Binding Effect. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
9.5

Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

9.6

Further Assurances. Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary or desirable to implement and carry out the intent of this Agreement.

9.7	Assignment. None of the parties may assign or transfer their respective rights under this Agreement, nor may the Borrower transfer any portion of the Loan.
9.8	Amendments. No amendment to this Agreement shall be valid unless it is evidenced by a written agreement executed by all of the parties hereto.

In witness whereof the parties hereto have executed this Agreement as of the day and year first above written.

PREMIER FINANCIAL AND MARKETING CO. LTD.

By:

/s/ signed

Authorized Signatory

BIOSHAFT WATER TECHNOLOGY, INC.

By:

/s/ Hassan Hans Badreddine

Authorized Signatory

SCHEDULE A

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

For value received, BIOSHAFT WATER TECHNOLOGY, INC.. (the “Borrower”) promises to pay to the order of PREMIER FINANCIAL AND MARKETING CO. LTD. (the “Lender”) in lawful money of the United States of America, the aggregate amount of $500,000 (the “Principal Amount”), plus interest at a rate of 15% per annum, calculated compounded monthly, both before and after maturity and default, as follows:

1.	Interest shall be payable monthly in arrears on the last business day of each month, commencing August 31, 2008 until the Principal Amount is paid in full.
2.	The Principal Amount and all accrued and unpaid interest shall be due and be paid in full on August 11, 2009.
3.	The Principal Amount may be prepaid in whole or in part at any time without notice, bonus or penalty, together with all interest accrued and unpaid to the date of such prepayment.

This Promissory Note is being delivered in accordance with a Loan Agreement between the Borrower and the Lender dated August 11, 2008. The Loan Agreement, among other things, contains provisions for the acceleration of the maturity of the Principal Amount and requirements for prepayment of the Principal Amount, in each case upon the happening of certain stated events.

The Borrower waives presentment, demand, notice of dishonour and protest or further notice of any kind and agrees that it shall remain liable in respect of this note as if presentment, demand, notice of dishonour and protest had been duly made or given.

Dated: August 11, 2008.

BIOSHAFT WATER TECHNOLOGY, INC.

By:

Authorized Signatory

SCHEDULE B

FORM OF GENERAL SECURITY AGREEMENT

GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT made as of the 6th day of August, 2008.

BETWEEN:

BIOSHAFT WATER TECHNOLOGY, INC.

Suite 201 – 184 Technology Drive

Irvine, California

92618

(the "Debtor")

AND:

PREMIER FINANCIAL AND MARKETING CO. LTD.

Rm 805 Tower 2 Lippo Centre

89 Queensway

Hong Kong

(the “Holder”)

I	SECURITY
1.1

For value received, the Debtor grants and creates the security constituted by this Security Agreement and agrees to the terms, covenants, agreements, conditions, provisos and other matters set out in this Security Agreement.

1.2	As general and continuing security for the Obligations (as defined in section 2.1 hereof), the Debtor:
1.2.1

hereby grants to the Holder, by way of mortgage, charge, assignment and transfer, a security interest in all of the Debtor's present and after acquired personal property of whatsoever nature and kind and wheresoever situate and all Proceeds thereof and therefrom, renewals thereof, Accessions thereto and substitutions therefor, (all of which are herein collectively called the "Collateral"), including, without limiting the generality of the foregoing, all presently owned or held and hereafter acquired right, title and interest of the Debtor in and to all Goods (including all accessories, attachments, additions and Accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Licences, Money, Securities, and all:

(a)	Inventory of whatsoever nature and kind and wheresoever situate;

(b)

Equipment (other than Inventory) of whatsoever nature and kind and wheresoever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature and kind;

(c)

book accounts and book debts and generally all Accounts, debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including letters of credit, letters of guarantee and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the Debtor (all of which are herein collectively called the "Debts");

(d)

deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(e)	contractual rights and insurance claims and all goodwill, patents, trademarks, copyrights, and other industrial property;
(f)	monies other than trust monies lawfully belonging to others; and
(g)	personal property described in any schedule now or hereafter annexed hereto.
1.3	In this Security Agreement:
1.3.1	any reference to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof";
1.3.2

any reference to "Security Agreement" shall, unless the context otherwise requires, be deemed a reference to this General Security Agreement as amended from time to time by written agreement together with the schedules hereto and any schedules added hereto pursuant to the provisions hereof;

1.4

The Holder and the Debtor have not agreed to postpone the time for attachment of the security interest granted hereby and the Debtor and the Holder intend that the security interest granted hereby shall attach to presently owned or held Collateral forthwith upon execution of this Security Agreement and shall attach to hereafter acquired Collateral forthwith upon acquisition of any right, title and interest of the Debtor in such Collateral.

1.5	The security interest in Consumer Goods hereby granted shall not become effective until, but shall become effective immediately when, the Holder notifies the Debtor in writing that it is effective.
1.6

The last 10 days of the term created by any lease or agreement therefor are hereby excepted out of the security constituted by this Security Agreement but the Debtor shall stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Holder shall direct.

II	OBLIGATIONS SECURED
2.1

The security constituted by this Security Agreement is general and continuing security for payment, performance and satisfaction of each and every obligation, indebtedness and liability of the Debtor to the Holder (including interest thereon), present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate unpaid balance thereof, including all future advances and re-advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Debtor be bound alone or with another or others and whether as principal or surety, (all of which obligations, indebtedness and liabilities are herein collectively called the "Obligations").

2.2

This Security Agreement and the security constituted hereby are in addition to and not in substitution for any other security or securities which the Holder may now or from time to time hold or take from the Debtor or from any other person whomsoever.

III	REPRESENTATIONS AND WARRANTIES OF THE DEBTOR
3.1	The Debtor represents and warrants that, and, so long as this Security Agreement remains in effect, shall be deemed to continuously represent and warrant that:
3.1.1

this Security Agreement has been authorized, executed and delivered in accordance with resolutions of the directors (and of the shareholders as applicable) of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, the creation of the security constituted hereby and the performance of the Debtor's obligations hereunder, legal, valid and binding;

3.1.2

the Collateral is genuine and is owned by the Debtor free of all security interests, mortgages, liens, claims, charges and other encumbrances (herein collectively called "Encumbrances"), save for the security constituted by this Security Agreement, those Encumbrances shown on the Encumbrance Schedule and those Encumbrances approved in writing by the Holder;

3.1.3	the Debtor has good and lawful authority to create the security in the Collateral constituted by this Security Agreement;
3.1.4

each Debt, Chattel Paper and Instrument included in Collateral is enforceable in accordance with its terms against the party obligated to pay the same (the "Account Debtor"), and the amount represented by the Debtor to the Holder from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, except for normal cash discounts where applicable, and no Account Debtor will have any defense, set off, claim or counterclaim against the Debtor which can be asserted against the Holder, whether in any proceeding to enforce the Collateral or otherwise; and

3.1.5

with respect to Goods (including Inventory) comprised in the Collateral, the locations specified in the Location Schedule are accurate and complete (save for Goods in transit to such locations and Inventory on lease or consignment) and all fixtures or Goods about to become fixtures which form part of the Collateral will be situate at one of the locations specified in the Location Schedule.

IV	COVENANTS OF THE DEBTOR
4.1	The Debtor covenants and agrees that at all times while this Security Agreement remains in effect the Debtor will:
4.1.1	defend the Collateral for the benefit of the Holder against the claims and demands of all other persons;
4.1.2	not, without the prior written consent of the Holder:
(a)

create or permit to exist any Encumbrance against any of the Collateral which ranks or could in any event rank in priority to or pari passu with the security constituted by this Security Agreement, save for:

(i)	those Encumbrances shown in the Encumbrance Schedule; and
(ii)	Encumbrances approved in writing by the Holder prior to creation or assumption; or
(b)	grant, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral;

provided always, that, until default, the Debtor may, in the ordinary course of the Debtor's business, sell or lease Inventory and, subject to section 5.2 hereof, use monies available to the Debtor;

4.1.3	not, without the prior written consent of the Holder:
(a)	declare or pay any dividends;
(b)	purchase or redeem any of its shares or otherwise reduce its share capital;
(c)	become guarantor of any obligation;
(d)	become an endorser in respect of any obligation or otherwise become liable upon any note or other obligation other than bills of exchange deposited to the bank account of the Debtor;
4.1.4	fully and effectively maintain and keep maintained valid and effective the security constituted by this Security Agreement;
4.1.5	notify the Holder promptly of:
(a)	any change in the information contained herein or in the Schedules hereto relating to the Debtor, the Debtor's name, the Debtor's business or the Collateral;
(b)	the details of any significant acquisition of Collateral;
(c)	the details of any claims or litigation affecting the Debtor or the Collateral;
(d)	any loss or damage to the Collateral;

(e)	any default by any Account Debtor in payment or other performance of obligations of the Account Debtor comprised in the Collateral; and
(f)	the return to, or repossession by, the Debtor of Collateral;
4.1.6

keep the Collateral in good order, condition and repair (in the locations specified in the Location Schedule or such other locations as the Holder may approve in writing) and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, by-law, rule, regulation or ordinance;

4.1.7

carry on and conduct the business of the Debtor in a proper and efficient manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for the Debtor's business as well as accurate and complete records concerning the Collateral and, at the Holder's request, mark any and all such records and the Collateral so as to indicate the security constituted by this Security Agreement;

4.1.8	forthwith pay:
(a)

all obligations to its employees and all obligations to others which relate to its employees when due, including, without limitation, all taxes, duties, levies, government fees, claims and dues related to its employees;

(b)

all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay and shall furnish such security as the Holder may require; and

(c)

all Encumbrances which rank or could in any event rank in priority to or pari passu with the security constituted by this Security Agreement, other than the Encumbrances, if any, shown in the Encumbrance Schedule hereto and those approved in writing by the Holder;

4.1.9	prevent the Collateral, save Inventory sold or leased as permitted hereby, from being or becoming an Accession to other property not secured by this Security Agreement;
4.1.10

insure the Collateral for such periods, in such amounts, on such terms and against loss or damage by fire and such other risks as the Holder shall reasonably direct (but in any event in accordance with prudent business practice and for not less than the full replacement cost thereof) with loss payable to the Holder and the Debtor, as insureds, as their respective interests may appear, and to pay all premiums for such insurance;

4.1.11	deliver to the Holder from time to time promptly upon request:
(a)	any Documents of Title, Instruments, Securities and Chattel Paper comprised in or relating to the Collateral;

(b)

all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;

(c)	all financial statements prepared by or for the Debtor regarding the Debtor's business;
(d)	all policies and certificates of insurance relating to the Collateral; and
(e)	such information concerning the Collateral, the Debtor and Debtor's business and affairs as the Holder may reasonably require;
4.1.12	forthwith pay all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Holder in:
(a)	inspecting the Collateral;
(b)	negotiating, preparing, perfecting and registering this Security Agreement and other documents, whether or not relating to this Security Agreement;
(c)	investigating title to the Collateral;
(d)	taking, recovering, keeping possession of and insuring the Collateral;
(e)	connection with any disclosure requirements under the PPSA; and
(f)

all other actions and proceedings taken in connection with the preservation of the Collateral and the confirmation, perfection and enforcement of this Security Agreement and of any other security held by the Holder as security for the Obligations;

4.1.13

at the Holder's request at any time and from time to time execute and deliver such further and other documents and instruments and do all other acts and things as the Holder reasonably requires in order to give effect to this Security Agreement or to confirm and perfect, and maintain perfection of, the security constituted by this Security Agreement in favour of the Holder; and

4.1.14

permit the Holder and its representatives, at all reasonable times, access to all the Debtor's property, assets and undertakings and to all its books of account and records for the purpose of inspection and render all assistance necessary for such inspection.

V	PAYMENTS AND PROCEEDS
5.1

Before or after default under this Security Agreement, the Holder may notify all or any Account Debtors of the security constituted by this Security Agreement and may also direct such Account Debtors to make all payments on the Collateral to the Holder.

5.2	The Debtor acknowledges that any payments on or other proceeds of the Collateral received by the Debtor from Account Debtors, whether before or after notification of the security constituted by this Security Agreement to Account Debtors and whether before or after default under this Security Agreement, shall be received and held by the Debtor in trust for the Holder and shall be turned over to the Holder forthwith upon request.

VI	HOLDER ACTIONS
6.1

The Debtor hereby authorizes the Holder to file such financing statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying the Collateral or any permitted Encumbrances affecting the Collateral or identifying the locations at which the Debtor's business is carried on and the Collateral and records relating thereto are situate) as the Holder may deem appropriate to perfect and continue the security constituted hereby, to protect and preserve the Collateral and to realize upon the security constituted hereby and the Debtor hereby irrevocably constitutes and appoints the Holder the true and lawful attorney of the Debtor, with full power of substitution, to do any of the foregoing in the name of the Debtor whenever and wherever it may be deemed necessary or expedient by the Holder.

6.2	The Holder may charge for its reasonable costs incurred in connection with any disclosure requirements under the PPSA.
6.3

If the Debtor fails to perform any of its Obligations hereunder, the Holder may, but shall not be obliged to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Holder hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Debtor to the Holder forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts shall form part of the Obligations and constitute a charge upon the Collateral in favour of the Holder prior to all claims subsequent to this Security Agreement.

VII	EVENTS OF DEFAULT
7.1	The Debtor shall be in default under this Security Agreement, unless otherwise agreed in writing by the Holder, upon the occurrence of any of the following events:
7.1.1	the Debtor makes default in payment when due of any of the Obligations which are indebtedness or liabilities, or the Debtor fails to perform or satisfy any other of the Obligations; or
7.1.2

the Debtor is in breach of any term, condition, proviso, agreement or covenant to the Holder, or any representation or warranty given by the Debtor to the Holder is untrue, whether or not any such term, condition, proviso, agreement or covenant, representation or warranty is contained in this Security Agreement; or

7.1.3	there is instituted by or against the Debtor any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding-up of affairs of, the Debtor; or
7.1.5	the Debtor ceases or threatens to cease to carry on business or makes or agrees to make a bulk sale of assets or commits or threatens to commit an act of bankruptcy; or

7.1.6	a receiver, receiver and manager or receiver-manager of all or any part of the Collateral or of any other property, assets or undertakings of the Debtor is appointed; or
7.1.7	any execution, sequestration, extent or other process of any court becomes enforceable against the Debtor or a distress or analogous process is levied upon the Collateral or any part thereof; or
7.1.8	an order is made or an effective resolution is passed for winding-up the Debtor; or
7.1.9

without the prior written consent of the Holder, the Debtor creates or permits to exist any Encumbrance against any of the Collateral which ranks or could in any event rank in priority to or pari passu with the security constituted by this Security Agreement; or

7.1.10	the holder of any Encumbrance against any of the Collateral does anything to enforce or realize on such Encumbrance; or
7.1.11	the Debtor enters into any reconstruction, reorganization, amalgamation, merger or other similar arrangement with any other person; or
7.1.12

the Holder in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Obligations is impaired or that any of the Collateral is or is about to be placed in jeopardy.

VIII	ENFORCEMENT
8.1

The Holder may make demand for payment at any time of any or all of the Obligations which are payable upon demand (whether or not there is any default under this Security Agreement) and, upon any default under this Security Agreement, the Holder may declare any or all of the Obligations which are not payable on demand to become immediately due and payable.

8.2	Upon default under this Security Agreement, the security hereby constituted will immediately become enforceable.
8.3

To enforce and realize on the security constituted by this Security Agreement the Holder may take any action permitted by law or in equity, as it may deem expedient, and in particular, without limiting the generality of the foregoing, the Holder may do any one or more of the following:

8.3.1

appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is herein called the "Receiver") of the Collateral, with or without bond as the Holder may determine, and from time to time in its sole discretion remove such Receiver and appoint another in its stead;

8.3.2

enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

8.3.3	preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Holder may deem advisable;
8.3.4	sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Holder may seem reasonable, provided that the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received; and

8.3.5	exercise all of the rights and remedies of a secured party under the PPSA.
8.4

A Receiver appointed pursuant to this Security Agreement shall be the agent of the Debtor and not of the Holder and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Holder hereunder, and in addition shall have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security on any of the Collateral, any such security may rank in priority to or pari passu with or behind the security constituted by this Security Agreement, and if it does not so specify such security shall rank in priority to the security constituted by this Security Agreement.

8.5	Any costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Holder in connection with or incidental to:
8.5.1	the exercise by the Holder of all or any of the powers granted to it pursuant to this Security Agreement; and
8.5.2

the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted by the Receiver pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;

shall be payable by the Debtor to the Holder forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts shall form part of the Obligations and constitute a charge upon the Collateral in favour of the Holder prior to all claims subsequent to this Security Agreement.

8.6

Subject to applicable law and the claims, if any, of the creditors of the Debtor ranking in priority to the security constituted by this Security Agreement, all amounts realized from the disposition of the Collateral pursuant to this Security Agreement will be applied as the Holder, in its sole discretion, may direct as follows:

FIRSTLY:	in or toward payment to the Holder of the costs, charges and expenses referrred to in sections 6.3 and 8.5 and other obligations arising under this Security Agreement;
SECONDLY:	in or toward payment to the Holder of all principal and other monies (except interest) unpaid in respect of the Obligations;
THIRDLY:	in or toward payment to the Holder of all interest remaining unpaid in respect of the Obligations; and
FOURTHLY:	any surplus will be paid to the Debtor.

IX	DEFICIENCY
9.1

If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full to the Holder, the Debtor will immediately pay to the Holder the amount of such deficiency.

X	RIGHTS CUMULATIVE
10.1

All rights and remedies of the Holder set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement or now or hereafter existing at law or in equity or pursuant to any other agreement between the Debtor and the Holder that may be in effect from time to time.

XI	APPOINTMENT OF ATTORNEY
11.1

The Debtor hereby irrevocably appoints the Holder or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Debtor is obliged to sign, endorse or execute and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Holder or the Receiver, as the case may be, pursuant to this Security Agreement.

XII	LIABILITY OF HOLDER
12.1

The Holder shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period when the Holder shall manage the Collateral upon entry or manage the business of the Debtor, as herein provided, nor shall the Holder be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss or realization or for any default or omission for which a mortgagee in possession may be liable.

12.2

The Holder shall not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor shall the Holder, in the case of Securities, Instruments or Chattel Paper, be obliged to reserve rights against other persons, nor shall the Holder be obliged to keep any of the Collateral identifiable.

12.3

The Holder shall not be obliged to inquire into the right of any person purporting to be entitled under the PPSA to information and materials from the Holder by making a demand upon the Holder for such information and materials and the Holder shall be entitled to comply with such demand and shall not be liable for having complied with such demand notwithstanding that such person may in fact not be entitled to make such demand.

12.4

The Debtor will indemnify the Holder and hold the Holder harmless from and against any and all claims, costs, losses, demands, actions, causes of action, lawsuits, damages, penalties, judgments and liabilities of whatsoever nature and kind in connection with or arising out of this Security Agreement including, without limiting the generality of the foregoing, in connection with or arising out of any representation or warranty given by the Debtor, being untrue, the breach of any term, condition, proviso, agreement or covenant to the Holder, or the exercise of any of the rights and or remedies of the Holder, or any transaction contemplated in this Security Agreement.

12.5	The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Holder than provided in this Security Agreement.
XIII	APPROPRIATION OF PAYMENTS AND OFFSET
13.1

Subject to any applicable provisions of the PPSA, any and all payments made in respect of the Obligations from time to time and monies realized from any security held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Holder may see fit, and the Holder may at all times and from time to time change any appropriation as the Holder may see fit or, at the option of the Holder, such payments and monies may be held unappropriated in a collateral account or released to the Debtor, all without prejudice to the liability of the Debtor or to the rights of the Holder hereunder.

13.2

Without limiting any other right of the Holder, whenever any of the Obligations is immediately due and payable or the Holder has the right to declare any of the Obligations to be immediately due and payable (whether or not it has so declared), the Holder may, in its sole discretion, set off against any of the Obligations any and all monies then owed to the Debtor by the Holder in any capacity, whether or not due and to do so even though any charge therefor is made or entered on the Holder's records subsequent thereto, and the Holder shall be deemed to have exercised such right to set off immediately at the time of making its decision.

XIV	LIABILITY TO ADVANCE, ETC.
14.1	Except to the extent that the Holder:
14.1.1	by accepting bills of exchange drawn on it by the Debtor; or
14.1.2	by issuing letters of credit or letters of guarantee on the application of the Debtor;

is required to advance monies on the maturity of such bills or pursuant to such letters of credit or letters of guarantee, as the case may be, none of the preparation, execution, perfection and registration of this Security Agreement or the advance of any monies shall bind the Holder to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Holder or extend any term for performance or satisfaction of any obligation of the Debtor to the Holder.

14.2	Nothing herein contained shall in any way oblige the Holder to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Obligations or any of them.
XV	WAIVER
15.1

No delay or omission by the Holder in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

15.2

The Holder may from time to time and at any time waive in whole or in part any right, benefit or default under any section of this Security Agreement but any such waiver of any right, benefit or default on any occasion shall be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be.

XVI	EXTENSIONS
16.1

The Holder may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security, and otherwise deal with the Debtor, Account Debtors of the Debtor, sureties and others and with the Collateral and other security as the Holder may see fit without prejudice to the liability of the Debtor or the Holder's right to hold and realize on the security constituted by this Security Agreement.

XVII	ASSIGNMENT
17.1	The Holder may, without further notice to the Debtor, at any time mortgage, charge, assign, transfer or grant a security interest in this Security Agreement and the security constituted hereby.
17.2

The Debtor covenants and agrees that the assignee, transferee or secured party of the Holder, as the case may be, shall have all of the Holder's rights and remedies under this Security Agreement and the Debtor will not assert any defence, counterclaim, right of set-off or otherwise any claim which it now has or hereafter acquires against the Holder in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

XIII	SATISFACTION AND DISCHARGE
18.1

Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Holder, shall be deemed not to be redemption or discharge of the security constituted by this Security Agreement.

18.2

The Debtor shall be entitled to a release and discharge of the security constituted by this Security Agreement upon full payment, performance and satisfaction of all Obligations, or the securing of the Obligations to the satisfaction of the Holder, and upon written request by the Debtor and payment to the Holder of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Holder in connection with the Obligations and such release and discharge.

XIX	NO MERGER
19.1

This Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security in any form held or which may hereafter be held by the Holder from the Debtor or from any other person whomsoever.

19.2	The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the terms, conditions, covenants, agreements or provisos contained in this Security Agreement.

19.3

The release and discharge of the security constituted by this Security Agreement by the Holder shall not operate as a release or discharge of any right of the Holder to be indemnified and held harmless by the Debtor pursuant to section 12.4 hereof or of any other right of the Holder against the Debtor arising under this Security Agreement prior to such release and discharge.

XX	INTERPRETATION
20.1	In this Security Agreement:
20.1.1	the invalidity or unenforceability of the whole or any part of any section shall not affect the validity or enforceability of any other section or the remainder of such section;
20.1.2	the headings have been inserted for reference only and shall not define, limit, alter or enlarge the meaning of any provision of this Security Agreement; and
20.1.3

when the context so requires, the singular shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

XXI	NOTICE
21.1

Whenever either the Holder or the Debtor hereto is required or entitled to notify or direct the other or to make a demand upon or request of the other relating to the Collateral, this Security Agreement or the PPSA, such notice, direction, demand or request shall be sufficiently given if given in writing and delivered to the party for whom it is intended at the address of such party herein or as changed pursuant hereto or if sent by prepaid registered mail addressed to the party for whom it is intended at the address of such party herein set forth or as changed pursuant hereto.

21.2	Either the Holder or the Debtor may notify the other in accordance herewith of any change in its principal address to be used for the purposes hereof.
XXII	VARIATION
22.1

Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Security Agreement shall be made except by written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

XXIII	ENUREMENT
23.1	This Security Agreement shall enure to the benefit of the Holder and its successors and assigns and shall be binding upon the successors and permitted assigns of the Debtor.
XXIV	COPY OF AGREEMENT AND FINANCING STATEMENT
24.1	The Debtor hereby:
24.1.1	acknowledges receiving a copy of this Security Agreement; and
24.1.2

waives all rights to receive from the Holder a copy of any financing statement, financing change statement or verification statement filed at any time or from time to time in respect of this Security Agreement.

XXV	GOVERNING LAW
25.1	This Security Agreement shall be governed by and construed in accordance with the laws of the State of California in effect from time to time.
25.3

For the purpose of legal proceedings this Security Agreement shall be deemed to have been made in the State of California and to be performed there and the courts of the State of California shall have jurisdiction over all disputes which may arise under this Security Agreement and the Debtor hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts, provided always that nothing herein contained shall prevent the Holder from proceeding at its election against the Debtor in the courts of any other province, country or jurisdiction.

IN WITNESS WHEREOF the Debtor has executed this Security Agreement as of the day and year first above written.

BIOSHAFT WATER TECHNOLOGY, INC..

by:

Authorized Signatory

Authorized Signatory

ENCUMBRANCE SCHEDULE

PRIOR ENCUMBRANCES:

NIL